                                                                     EXHIBIT 1.2



                             UNDERWRITING AGREEMENT
                                     (TERMS)

                             ----------------------

                                  $500,000,000

                              5.750% Notes due 2014

                             ----------------------


                                  March 3, 2004



HCA Inc.
One Park Plaza
Nashville, Tennessee 37203


Dear Ladies and Gentlemen:

         The underwriters set forth below (the "Underwriters"), for which Banc of America Securities LLC and Citigroup Global Markets Inc. are acting as Managers (the "Managers"), understand that HCA Inc. (f/k/a HCA - The Healthcare Company, and previously Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its 5.750% Notes due 2014 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and The Bank of New York, as successor trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names.

                                                             Principal Amount
                                                                    of
                                                            Offered Securities
                                                            ------------------

         Banc of America Securities LLC...............         $ 175,000,000
         Citigroup Global Markets Inc.................         $ 175,000,000
         Goldman, Sachs & Co..........................         $  25,000,000
         J.P. Morgan Securities Inc...................         $  25,000,000
         Mizuho International plc.....................         $  25,000,000
         SunTrust Capital Markets, Inc................         $  25,000,000
         BNY Capital Markets, Inc.....................         $  12,500,000
         Scotia Capital (USA) Inc.....................         $  12,500,000
         TD Securities (USA) Inc......................         $  12,500,000
         Wachovia Securities, Inc.....................         $  12,500,000
                                                               -------------
         Total........................................         $ 500,000,000
                                                               =============

         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Citigroup Global Markets Inc. or through the facilities of The Depository Trust Company at 10:00 a.m. (New York time) on March 8, 2004 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated October 16, 2003, and the Prospectus Supplement dated March 3, 2004, including the following:

         Public Offering Price:         99.540% of principal amount of the
                                        Offered Securities

         Purchase Price:                98.890% of principal amount of the
                                        Offered Securities plus accrued interest
                                        from March 8, 2004

         Underwriters' Discount:        0.650%

         Maturity Date:                 March 15, 2014

         Interest Rate:                 5.750%

         Interest Payment Dates:        September 15 and March 15 of each year,
                                        commencing on September 15, 2004.
                                        Interest will accrue from March 8, 2004.

         Redemption Provisions:         The Company may, at its option, redeem
                                        the Offered Securities at any time and
                                        from time to time at the price described
                                        in the Prospectus Supplement.

         Current Ratings:               Moody's Investors Service, Inc.: Ba1
                                        Standard & Poor's Ratings Service: BBB-


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




          All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), dated as of September 18, 2002, a copy of which is attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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


         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                                   Very truly yours,

                                   Acting on behalf of
                                   themselves and the several
                                   Underwriters named herein:

                                   By:      Banc of America Securities LLC


                                   By:               /s/ Lily Chang
                                            ------------------------------------
                                   Name:             Lily Chang
                                            ------------------------------------
                                   Title:            Principal
                                            ------------------------------------

                                   By:      Citigroup Global Markets Inc.


                                   By:               /s/ Richard Landgarten
                                            -----------------------------------
                                   Name:             Richard Landgarten
                                            ------------------------------------
                                   Title:            Managing Director
                                            -----------------------------------



Accepted:

HCA Inc.


By:      /s/ Keith M. Giger
         --------------------------
Name:    Keith M. Giger
         --------------------------
Title:   Vice President - Finance
         --------------------------


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